Exhibit 99.1

Alumis Reports Second Quarter 2024 Financial Results and Highlights Recent Development and Corporate Achievements

– Initiated patient dosing in ESK-001 Phase 3 ONWARD clinical program in moderate-to-severe plaque psoriasis –

– Initiated Phase 1 clinical trial for A-005 in healthy participants –

– Completed IPO and private placement raising gross proceeds of $250M –

SOUTH SAN FRANCISCO, Calif., August 13, 2024 – Alumis Inc. (Nasdaq: ALMS), a clinical-stage biopharmaceutical company developing oral therapies using a precision approach to optimize clinical outcomes and significantly improve the lives of patients with immune-mediated diseases, today reported financial results for the second quarter ended June 30, 2024, and provided a summary of recent corporate achievements and upcoming milestones.

“We have made significant progress across our entire business, achieving several critical development and corporate milestones to support our precision approach to replace broad immuno-suppression with targeted therapies,” said Martin Babler, President and Chief Executive Officer of Alumis. “Notably, we initiated a pivotal Phase 3 clinical trial of ESK-001 in moderate-to-severe plaque psoriasis, advanced our second candidate, A-005, into the clinic for neuroinflammatory and neurodegenerative diseases, and strengthened our balance sheet with a successful initial public offering. These achievements will enable us to drive forward our mission to bring new, effective treatment options to patients living with immune-mediated diseases.”

Babler added, “As we continue to advance ESK-001 with the initiation of the ONWARD Phase 3 program, the ongoing LUMUS Phase 2b clinical trial for systemic lupus erythematosus (SLE) and potentially additional indications in the future, we enter a new phase of growth as a late-stage development company and look forward to several value-driving milestones anticipated over the next 12 to 18 months.”

Second Quarter 2024 and Recent Corporate Highlights

●	Initiated patient dosing in the ONWARD Phase 3 clinical program in psoriasis: In July, Alumis announced the initiation of the ONWARD Phase 3 clinical program, which consists of two identical 24-week global Phase 3 clinical trials (ONWARD1 and ONWARD2) designed to evaluate the efficacy and safety of ESK-001, a highly selective allosteric tyrosine kinase 2 (TYK2) inhibitor, in adult patients with moderate-to-severe plaque psoriasis and also includes a long-term extension (LTE) trial, ONWARD3, that will evaluate durability and maintenance of response and long-term safety. The pivotal Phase 3 program is supported by positive Phase 2 clinical data from the STRIDE trial, as well as an ongoing open-label extension (OLE) study with data out to 28 weeks of treatment. Topline results are anticipated in 2026.

●	Initiated a Phase 1 clinical trial of A-005 in healthy participants: In April, Alumis announced that the first participant had been dosed in a Phase 1 clinical trial of A-005, a potential first-in-class, central nervous system (CNS) penetrant TYK2 inhibitor being developed for the treatment of neuroinflammatory and neurodegenerative diseases, with potential application in diseases such as multiple sclerosis and Parkinson’s Disease. The Phase 1 clinical trial is designed to assess the safety, tolerability, and pharmacokinetics of single and multiple-ascending orally administered doses of A-005 in healthy volunteers, including confirmation of CNS penetration in humans.

●	Completed initial public offering: In July, Alumis completed its initial public offering (IPO) and a concurrent private placement, raising $250.0 million in aggregate gross proceeds before deducting underwriting discounts and commissions and other offering expenses. Alumis issued 15,625,000 shares of common stock at an offering price of $16.00 per share.

Anticipated Milestones

2024

●	ESK-001 Phase 2 OLE data update in psoriasis (3Q 2024)

●	A-005: Phase 1 clinical trial data in healthy participants (by year-end 2024)

2025

●	A-005: Initiation of Phase 2 clinical trial in multiple sclerosis (MS)

●	ESK-001: Phase 2 OLE 52-week data update in psoriasis

●	Third pipeline program: Investigational New Drug Application filing for third clinical candidate

2026

●	ESK-001: Psoriasis Phase 3 topline data

●	ESK-001: SLE Phase 2b topline data

●	A-005: MS Phase 2 topline data

Second Quarter 2024 Financial Results

●	As of June 30, 2024, Alumis had cash and cash equivalents and marketable securities of $209.5 million, which, together with aggregate net proceeds from the closing of its IPO and concurrent private placement of $233.2 million, is expected to fund operations into 2026.

●	Research and development expenses were $48.6 million for the quarter ended June 30, 2024, compared to $32.8 million for the same period in 2023. The increase was primarily driven by an increase in contract manufacturing, preclinical, and clinical costs for the ESK-001 program and increased headcount in research and development teams to support development efforts.

●	General and administrative expenses were $7.6 million for the quarter ended June 30, 2024, compared to $4.8 million for the same period in 2023. The increase was primarily attributable to the expansion of administrative functions to support business operations and to prepare Alumis to operate as a public company.

●	Net loss was $56.5 million for the quarter ended June 30, 2024, compared to $36.3 million for the same period in 2023.

Upcoming Events

●	Alumis expects to participate in the following conferences:

o	Morgan Stanley Global Healthcare Conference, September 5, 2024, New York, NY

o	Wells Fargo Healthcare Conference, September 6, 2024, Boston, MA

o	Baird Global Healthcare Conference, September 11, 2024, New York, NY

o	Cantor Fitzgerald Global Healthcare Conference, September 17, 2024, New York, NY

o	Stifel Immunology and Inflammation Virtual Summit, September 18, 2024

o	33rd Annual Congress for the European Academy of Dermatology & Venereology, September 25-28, 2024, Amsterdam, Netherlands

About Alumis

Alumis is a clinical-stage biopharmaceutical company developing oral therapies using a precision approach to optimize clinical outcomes and significantly improve the lives of patients with immune-mediated diseases. Leveraging its proprietary precision data analytics platform, Alumis is building a pipeline of molecules with the potential to address a broad range of immune-mediated diseases as monotherapy or combination therapies. Alumis’ most advanced product candidate, ESK-001, is an oral, highly selective, small molecule, allosteric inhibitor of tyrosine kinase 2 that is currently being evaluated for the treatment of patients with moderate-to-severe plaque psoriasis and systemic lupus erythematosus. Alumis is also developing A-005, a CNS-penetrant, allosteric TYK2 inhibitor for the treatment of neuroinflammatory and neurodegenerative diseases. Beyond TYK2, Alumis’ proprietary precision data analytics platform and drug discovery expertise have led to the identification of additional preclinical programs that exemplify its precision approach. Incubated by Foresite Labs and led by a team of industry veterans experienced in small-molecule compound drug development for immune-mediated diseases, Alumis is pioneering a precision approach to drug development to potentially produce the next generation of treatment to address immune dysfunction. For more information, visit www.alumis.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "plans," "possible," "potential," "seeks," "will" and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding Alumis’ future plans and prospects, its anticipated milestones over the next twelve to eighteen months, its participation at upcoming conferences, its ability to accomplish its mission to bring new, effective treatment options to patients living with immune-mediated diseases, the success, cost and timing of its product candidate development activities and current and future clinical trials and studies, including study design, any expectations regarding the safety, efficacy or tolerability of ESK-001, including based on the clinical update from Alumis’ Phase 2 STRIDE clinical trial and ongoing OLE study, the ability of ESK-001 to treat moderate-to-severe plaque psoriasis or SLE, and expectations regarding the sufficiency of capital resources. Any forward-looking statements in this press release are based on Alumis’ current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in Alumis’ forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to Alumis’ ability to advance ESK-001 and its other clinical candidates and to obtain regulatory approval of and ultimately commercialize Alumis’ clinical candidates, the timing and results of preclinical and clinical trials, Alumis’ ability to fund development activities and achieve development goals, Alumis’ ability to protect its intellectual property and other risks and uncertainties described in Alumis’ filings with the Securities and Exchange Commission (SEC), including those described from time to time under the caption “Risk Factors” and elsewhere in Alumis’ current and future reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Alumis explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

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ALUMIS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(IN THOUSANDS)

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development expenses	$48,565	$32,848	$90,526	$65,283
General and administrative expenses	7,575	4,775	13,207	9,000
Total operating expenses	56,140	37,623	103,733	74,283
Loss from operations	(56,140)	(37,623)	(103,733)	(74,283)
Other income (expense):
Interest income	1,977	913	2,831	1,558
Change in fair value of derivative liability	(2,311)	432	(5,406)	432
Other income (expenses), net	(34)	(11)	(49)	(23)
Total other income (expense), net	(368)	1,334	(2,624)	1,967
Net loss	$(56,508)	$(36,289)	$(106,357)	$(72,316)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	—	30	(3)	130
Net loss and other comprehensive loss	$(56,508)	$(36,259)	$(106,360)	$(72,186)

ALUMIS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$155,108	$45,996
Restricted cash	113	113
Marketable securities	54,423	2,956
Research and development prepaid expenses	13,200	2,661
Other prepaid expenses and current assets	2,012	1,631
Total current assets	224,856	53,357
Restricted cash, non-current	1,024	1,024
Property and equipment, net	22,173	22,441
Operating lease right-of-use assets, net	12,772	12,783
Other long-term assets	4,354	7
Total assets	$265,179	$89,612
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$9,188	$1,118
Research and development accrued expenses	14,584	10,946
Other accrued expenses and current liabilities	8,118	7,087
Operating lease liabilities, current	1,523	1,720
Total current liabilities	33,413	20,871
Operating lease liabilities, non-current	30,050	30,860
Share repurchase liability	1,234	1,771
Total liabilities	64,697	53,502
Redeemable convertible preferred stock	639,237	375,370
Stockholders’ deficit:
Common stock	1	1
Additional paid-in capital	31,920	25,055
Accumulated other comprehensive (loss) income	(1)	2
Accumulated deficit	(470,675)	(364,318)
Total stockholders’ deficit	(438,755)	(339,260)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$265,179	$89,612

Alumis Contact Information

Teri Dahlman

Red House Communications

teri@redhousecomms.com